                                                                     Exhibit 5.1



                           SCHWARTZ, WARREN & RAMIREZ
                 A LIMITED LIABILITY COMPANY * ATTORNEYS AT LAW
               41 SOUTH HIGH STREET  *  COLUMBUS, OHIO 43215-6188
                     (614) 222-3000  *  FAX (614) 224-0360
                         DAYTON,  OHIO  (513) 228-0144
                             http://www.swrlaw.com


                                                       April 17, 1996

Cooker Restaurant Corporation
5500 Village Boulevard
P. O. Box 11448
West Palm Beach, Florida 33419-1448

         Re:  Offering of Common Shares

Gentlemen:

    You have requested our opinion in connection with the offering (the "Offering") of up to 2,875,000 common shares, $.001 par value (the "Common Shares"), of Cooker Restaurant Corporation, an Ohio corporation (the "Company"), which securities are registered on a Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Registration Statement").

    Although we have acted as counsel to the Company in connection with the Offering and various other matters in the past, our advice to and representation of the Company have been limited to the specific matters referred to us from time to time by the Company; accordingly, we may be unaware of certain matters of a legal nature concerning the Company.

    We have examined and relied upon the following documents and instruments for the purpose of giving this opinion which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose.

    i. The Registration Statement and the prospectus filed therewith (the "Prospectus") and all exhibits thereto;

    ii. The corporate minute books of the Company, including copies of the Company's Amended and Restated Articles of Incorporation and Amended and Restated Code of Regulations;

    iii. An officer's certificate executed by an officer of the Company certifying certain factual information; and

    iv. A secretary's certificate executed by the secretary of the Company certifying certain corporate information.

    In giving our opinion, we have assumed, without investigation, the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original





           Celebrating 75 years of service to the business community

Neoprobe Corporation
March 8, 1996
Page 2




of any document or instrument submitted to us as a certified, conformed or photostatic copy, the genuineness of all signatures on such originals or copies and the authority and capacity of each signatory.

    Based upon the foregoing, we are of the opinion that when the Common Shares sold in the Offering described in the Registration Statement have been duly issued and delivered and fully paid for, they will be validly issued, fully paid and nonassessable.

    The opinion set forth above is subject to the following qualifications:

    A. No opinion is expressed herein as to the application of any state securities or Blue Sky laws.

    B. Members of our firm are qualified to practice law in the State of Ohio and nothing contained herein shall be deemed to be an opinion as to any law other than the General Corporation Law of the State of Ohio and the federal law of the United States.

    C. The opinions set forth herein are expressed as of the date hereof and we do not have any obligation to advise you of any changes, after the date hereof, in the facts or the law upon which these opinions are based.

    D. This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement and filings with various state securities authorities in connection with the Offering, and such entities may rely on this opinion as if it were addressed to and had been delivered to them on the date hereof. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to any person or entity, or quoted in whole or in part without our prior written consent.

    E. We consent to the reference to our firm name under the caption LEGAL MATTERS in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,

                                 SCHWARTZ, WARREN & RAMIREZ
                                 A LIMITED LIABILITY COMPANY



                                 By: /s/ Robert S. Schwartz
                                     -------------------------------------------
                                     Robert S. Schwartz, a member of the firm